                          INVESTMENT SUB-ADVISORY AGREEMENT
                               SEI INTERNATIONAL TRUST

     AGREEMENT made this 31st day of July, 1997, by and among SEI Financial Management Corporation, (the "Adviser") and Montgomery Asset Management, LLC (the "Sub-Adviser").

     WHEREAS, SEI International Trust, a Massachusetts business trust (the "Trust") is registered as an open-ended management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated December 16, 1994 (the "Advisory Agreement") with the Trust, pursuant to which the Adviser will act as investment adviser to the Emerging Markets Equity Portfolio (the "Portfolio"), which is a series of the Trust; and

     WHEREAS, the Adviser, with the approval of the Trust, desires to retain the Sub-Adviser to provide investment advisory services to the Adviser in connection with the management of the Portfolio, and the Sub-Adviser is willing to render such investment advisory services

     NOW, THEREFORE, the parties hereto agree as follows:

1. Duties of the Sub-Adviser. Subject to supervision and direction by the Adviser and the Trust's Board of Trustees, the Sub-Adviser shall manage on a discretionary basis the investment operation of all of the securities and other assets of the Portfolio entrusted to it hereunder (the "Assets") and the composition of the Portfolio, including the purchase, retention and disposition of the Assets, in accordance with the Portfolio's investment objectives, policies and restrictions as stated in the Portfolio's prospectus and statement of additional information, as currently in effect and as amended or supplemented from time to time by written notice to the Sub-Adviser (referred to collectively as the "Prospectus"), and subject to the following:

(a) The Sub-Adviser shall provide supervision of the Assets and determine from time to time what Assets will be purchased, retained or sold by the Portfolio, and what portion of the Assets will be invested or held uninvested in cash. In furtherance of the forgoing, the Adviser hereby designates and appoints the Sub-Adviser as agent and attorney-in-fact of the Trust, with authority and without further approval of the Adviser (except as expressly provided for herein or as may be required by law) to make and execute, in the name and on behalf of the Portfolio, all agreements, instruments and other documents and to take all such other action which the Sub-Adviser considers necessary or advisable to carry out its duties hereunder. By way of example and not by way of limitation, in connection with any purchase for the Portfolio of securities that are not registered under the Securities Act of 1933, as amended (the "Securities Act"), the Sub-Adviser shall have authority, among other things to: (i) commit to purchase such securities for the Portfolio on the terms and conditions under which such securities are offered; (ii) execute such agreements, instruments and documents (including, without limitation, purchase agreements and subscription documents), and make such commitments, as may be required or otherwise in connection with the purchase and sale or such securities; (iii) represent that the Portfolio is an "accredited investor" under the Securities Act; and (iv) commit that such securities will not be offered or sold by the Portfolio except in compliance with the registration requirements of the Securities Act or an exemption therefrom. This power-of-attorney is a continuing power-of-attorney and shall remain in full force and effect until revoked by the Adviser in writing, but any such revocation shall not affect any transaction initiated prior to receipt by the Sub-Adviser or such notice.

(b) In the performance of its duties and obligations under this Agreement, the Sub-Adviser shall act in conformity with the Trust's Declaration of Trust (as defined herein) and the Prospectus and with the instructions and directions of the Adviser and of the Board of Trustees of the Trust and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986, and all other applicable federal and state laws and regulations, as each is amended from time to time.

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(c)  The Sub-Adviser shall determine the Assets to be purchased or sold by the
     Portfolio and will place orders with or through such persons, brokers or dealers to carry out the policy with respect to brokerage set forth in the Portfolio's Prospectus or as the Board of Trustees or the Adviser may direct from time to time, in conformity with federal securities laws. In executing Portfolio transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of the Portfolio the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction the Sub-Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Portfolio and/or other accounts over which the Sub-Adviser or an affiliate of the Sub-Adviser may exercise investment discretion. The Sub-Adviser is authorized, subject to the prior approval of the Trust's Board of Trustees, to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Portfolio which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer -- viewed in terms of that particular transaction or terms of the overall responsibilities of the Sub-Adviser to the Portfolio. In addition, the Sub-Adviser is authorized to allocate purchase and sale orders for Portfolio securities to brokers or dealers (including brokers and dealers that are affiliated with the Adviser, the Sub-Adviser or the Trust's principal underwriter) to take into account the sale of shares of the Trust if the Sub-Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will the Portfolio's Assets be purchased from or sold to the Adviser, the Sub-Adviser, the Trust's principal underwriter, or any affiliated person of either the Trust, the Adviser, the Sub-Adviser or the principal underwriter, acting as principal in the transaction, except to the extent permitted by the Securities and Exchange Commission and the 1940 Act.

(d) The Sub-Adviser shall maintain all books and records with respect to transactions involving the Assets required by subparagraphs (b)(5), (6),
     (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act and shall render to the Adviser or Board of Trustees such periodic and special reports as the Adviser or Board of Trustees may reasonably request.

     The Sub-Adviser shall keep the books and records relating to the Assets required to be maintained by the Sub-Adviser under this Agreement and shall timely furnish to the Adviser all information requested by the Adviser relating to the Sub-Adviser's services under this Agreement needed by the Adviser to keep the other books and records of the Portfolio required by Rule 31a-1 under the 1940 Act. Upon request, the Sub-Adviser shall also furnish to the Adviser any other information relating to the Assets that is required to be filed by the Adviser or the Trust with the Securities and Exchange Commission ("SEC") or sent to shareholders under the 1940 Act (including the rules adopted thereunder) or any exemptive or other relief that the Adviser or the Trust obtains from the SEC. The Sub-Adviser agrees that all records that it maintains on behalf of the Portfolio are property of the Portfolio and the Sub-Adviser will surrender promptly to the Portfolio any of such records upon the Portfolio's request; provided, however, that the Sub-Adviser may retain a copy of such records. In addition, for the duration of his Agreement, the Sub-Adviser shall preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement, and shall transfer said records to any successor Sub-Adviser upon the termination of this Agreement (or, if there is no successor Sub-Adviser, to the Adviser).

(e) The Sub-Adviser shall provide the Portfolio's custodian on each business day with information relating to all transactions concerning the Portfolio's Assets and shall provide the Adviser with such information upon request of the Adviser.

(f) The investment management services provided by the Sub-Adviser under this Agreement are not to be deemed exclusive and the Sub-Adviser shall be free to render similar services to others, as long as such services do not impair the services rendered to the Adviser or the Trust.

     The Sub-Adviser shall not be obligated to purchase or sell for the Portfolio securities which the Sub-Adviser may purchase or sell or recommend for purchase or sale for itself or for the Portfolios of other clients. Moreover, the Adviser acknowledges that circumstances may arise under which the Sub-Adviser determines that while it would be both desirable and suitable that a particular security be purchased or sold for the account of more than one of the Sub-Adviser's Portfolios, there is a limited supply or demand for that security. Under such circumstances, the Adviser acknowledges that, while the Sub-Adviser will seek to allocate the opportunity to purchase or sell that security among those portfolios on an equitable basis (including as between portfolios of the Sub-Adviser's nondiscretionary clients, to whom the Sub-Adviser makes recommendations, and Portfolios of its discretionary clients, such as the portfolio), the Sub-Adviser shall not be required to assure equality of treatment among all of its clients (including that that opportunity to purchase or sell that security will be proportionately allocated among those portfolios according to any particular or predetermined standards or criteria).

     Where, because of the prevailing market conditions, it is not possible to receive the same price or time of execution for all of the securities or other investments purchased or sold for the Portfolio, transactions for the Portfolio may be reported with the average prices of those transactions. In certain instances, the Sub-Adviser, in its discretion, may place a large order to purchase or sell a particular security or other investment for the Portfolio and the accounts of one or more other clients. Because of the prevailing market conditions, its is frequently not possible to receive the same price or time of execution for all of the securities or other investments purchased or sold. When this occurs, the Sub-Adviser will average the various prices and charge or credit the Portfolio with the average price. In such instances, the confirmation for such transaction sent to the Adviser will disclose the average price. Upon request, the Sub-Adviser will make the underlying records reflecting the actual transaction available for the Adviser's inspection.

     The Portfolio may include securities of companies for which Montgomery Securities, an affiliate of the Sub-Adviser, acts as investment banker or financial adviser or with which it has other confidential relationships or in which it maintains a position or makes a market or otherwise has an interest. The Adviser appreciates that, for good commercial and legal reasons, nonpublic information (a) which becomes available to Montgomery Securities through its relationships or for any other reason cannot be passed on to the Sub-Adviser or the Adviser, or used for the benefit of the Portfolio; and (b) which becomes available to the Sub-Adviser for any reason cannot be passed onto the Adviser or used for the benefit of the Portfolio. The Adviser understands that Montgomery Securities, an affiliate of the Sub-Adviser, may provide investing banking, investment advisory and brokerage services to persons other than the Adviser. These activities amy result in a conflict between the interests of Montgomery Securities and the Adviser which, in certain circumstances, may restrict the Sub-Adviser from trading or recommending the trading in certain securities.

(g) The Sub-Adviser shall promptly notify the Adviser of any financial condition that is likely to impair the Sub-Adviser's ability to fulfill its commitment under this Agreement.

(h) The Adviser hereby authorizes the Sub-Adviser to receive and confer upon the Sub-Adviser complete discretion to vote proxies solicited by or with respect to the issuers of securities in which the Assets may be invested from time to time ("Proxies"). The Sub-Adviser shall vote all Proxies in a manner which, at the time of any Proxy vote is cast, is consistent with the Sub-Adviser's good faith judgment. The Adviser shall promptly deliver or cause to be delivered to the Sub-Adviser all Proxies, including any information with respect thereto, received by the Adviser or the Trust, or by any agent of the Adviser or the Trust, including without limitation, any custodian of the Assets. The Adviser shall hold the Sub-Adviser harmless for failure to vote Proxies, which are not received by, or delivered to, the Sub-Adviser in sufficient time to permit the Sub-Adviser to vote such Proxies in accordance with the Sub-Adviser's good faith judgment.

     Services to be furnished by the Sub-Adviser under this Agreement may be furnished through the medium of any of the Sub-Adviser's partners, officers or employees.

2. DUTIES OF THE ADVISER. The Adviser shall continue to have responsibility for all services to be provided to the Portfolio pursuant to the Advisory Agreement and shall oversee and review the Sub-Adviser's performance of its duties under this Agreement; provided, however, that nothing herein shall be construed to relieve the Sub-Adviser of responsibility for compliance with the Portfolio's investment objectives, policies, and restrictions, as provided in Section 1 hereunder, in conection with its management of the Assets.

3. DELIVERY OF DOCUMENTS. The Adviser has furnished the Sub-Adviser with copies properly certified or authenticated of each of the following documents, and will provide the Sub-Adviser with any amendments thereto prior to or immediately upon effectiveness.

(a) The Trust's Agreement and Declaration of Trust, as filed with the Secretary of State of the Commonwealth of Massachusetts (such Agreement and Declaration of Trust, as in effect on the date of this Agreement and as amended from time to time, herein called the "Declaration of Trust");

(b) By-Laws of the Trust (such By-Laws, as in effect on the date of this Agreement and as amended from time to time, is herein called the "By-Laws");

(c)  Prospectus(es) of the Portfolio.

4. COMPENSATION TO THE SUB-ADVISER. For the services to be provided by the Sub-Adviser pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee at the rate specified in the Schedule(s) which is attached hereto and made part of this Agreement. The fee will be calculated based on the average monthly market value of the Assets under the Sub-Adviser's management and will be paid to the Sub-Adviser monthly. The Sub-Adviser may, in its discretion and from time to time, waive a portion of its fee.

5. LIMITATION OF LIABILITY OF THE SUB-ADVISER. The Sub-Adviser shall not be liable for any error of judgment or for any loss suffered by the Adviser in connection with performance of its obligations under this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act), or a loss resulting from willful misfeasance, bad faith or negligence on the Sub-Adviser's part in the performance of its duties or from reckless disregard of its obligations and duties under this Agreement, except as may otherwise be provided under provisions of applicable state law which cannot be waived or modified hereby.

6. REPORTS. During the term of this Agreement, the Adviser agrees to furnish the Sub-Adviser at its principal office all prospectuses, proxy statements, reports to stockholders, sales literature or other materials prepared for distribution to stockholders of the Portfolios, the Trust or the public that refer to the Sub-Adviser or its clients in any way prior to use thereof and not to use material if the Sub-Adviser reasonably objects in writing within five business days (or such other period as may be mutually agreed) after receipt thereof. The Sub-Adviser's right to object to such materials is limited to the portions of such materials that expressly relate to the Sub-Adviser, its services and its clients. The Adviser agrees to use its reasonable best efforts to ensure that materials prepared by its employees or agents or its affiliates that refer to the Sub-Adviser or its clients in any way are consistent with those materials previously approved by the Sub-Adviser as referenced in the first sentence of this paragraph. Sales literature may be furnished to the Sub-Adviser by first class or overnight mail, facsimile transmission equipment or hand delivery.

7. INDEMNIFICATION. The Sub-Adviser shall indemnify and hold harmless the Adviser from and against any and all claims, losses, liabilities or damages (including reasonable attorney's fees and other related expenses) howsoever arising from or in connection with a breach by the Sub-Adviser of its duties and obligations under this Agreement; provided, however, that the Sub-Adviser shall not be required to indemnify or otherwise hold the Adviser harmless under this Section 7 where the claim against, or the loss, liability or damage experienced by the Adviser is caused by or is otherwise directly related to the Adviser's own willful misfeasance, bad faith or negligence, or to the reckless disregard of its duties under this Agreement.

     The Adviser shall indemnify and hold harmless the Sub-Adviser from and against any and all claims, losses, liabilities or damages (including reasonable attorney's fees and other related expenses) howsoever arising from or in connection with a breach by the Adviser of its duties and obligations under this Agreement; provided, however, that the Adviser shall not be required to indemnify or otherwise hold the Sub-Adviser harmless under this Section 7 where the claim against, or the loss, liability or damage experienced by the Sub-Adviser is caused by or is otherwise directly related to the Sub-Adviser's own willful misfeasance, bad faith or negligence, or to the reckless disregard of its duties under this Agreement.

8. CUSTODY. The custodian of the assets comprising the Emerging Markets Equity Portfolio will be State Street Bank and Trust Company (the "Custodian"). The Assets will be maintained by the Custodian in a subaccount, separately identified from the other assets of the Emerging Markets Equity Portfolio and the Trust. All transactions with respect to assets in the Portfolio will be carried out through the Custodian or such other custodians of the Portfolio as approved or appointed by the Portfolio.

9. DURATION AND TERMINATION. This Agreement shall become effective upon its approval by the Trust's Board of Trustees and by the vote of a majority of the outstanding voting securities of the Portfolio; provided, however, that at any time the Adviser shall have obtained exemptive relief from the SEC permitting it to engage a Sub-Adviser without first obtaining approval of the Agreement from a majority of the outstanding voting securities of the Portfolio(s) involved, the Agreement shall become effective upon its approval by the Trust's Board of Trustees. Any Sub-Adviser so selected and approved shall be without the protection accorded by shareholder approval of an investment adviser's receipt of compensation under Section 36(b) of the 1940 Act.

     This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as continuance is specifically approved at least annually in conformance with the 1940 Act; provided, however, that this Agreement may be terminated with respect to the Portfolio (a) by the Portfolio at any time, without the payment of any penalty, by the vote of a majority of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Portfolio, (b) by the Adviser at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the Sub-Adviser, or (c) by the Sub-Adviser at any time, without the payment of any penalty, on 90 days' written notice to the Adviser. This Agreement shall terminate automatically and immediately in the event of its assignment, or in the event of a termination of the Adviser's agreement with the Trust. As used in this Section 8, the terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Commission under the 1940 Act.

10. GOVERNING LAW. This Agreement shall be governed by the internal laws of the Commonwealth of Massachusetts, without regard to conflict of law principles; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

11. SEVERABILITY. Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

12. NOTICE: Any notice, advice or report to be given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid addressed by the party giving notice to the other party at the last address furnished by the other party:

      To the Adviser at:          SEI Financial Management Corporation
                                  1 Freedom Valley Drive
                                  Oaks, PA 19456
                                  Attention: Legal Department

      To the Sub-Adviser at:      Montgomery Asset Management, LLC
                                  101 California Street
                                  San Francisco, CA
                                  Attention: Dana Schmidt

13. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement's subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

14. INFORMATION. The Sub-Adviser will notify the Adviser of any change in the composition of its partners within a reasonable time after such change.

15. ADVISER INFORMATION. For the purposes of complying with the laws of the State of California, the Adviser hereby consents to the disclosure to third parties of (i) the identity of the Portfolio as part of a representative list of other clients of the Sub-Adviser, (ii) investment results and other data of the Portfolio (other than the identity of the Adviser) in connection with providing composite investment results of the Sub-Adviser and (iii) investments and transactions of the Portfolio (other than the identity of the Adviser) in connection with proving composite information of the Sub-Adviser.

     A copy of the Declaration of Trust is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders of the Portfolio or the Trust.

     Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first written above.

SEI Financial Management Corporation   Montgomery Asset Management, LLC

By: /s/ Kevin Robins                   By: /s/ Dana Schmidt
   ---------------------------------      ------------------------------------

Name: Kevin Robins                     Name: Dana Schmidt
     -------------------------------        ----------------------------------

Title: Vice President                  Title: Principal
      ------------------------------         ---------------------------------

                                     SCHEDULE A
                                       TO THE
                               SUB-ADVISORY AGREEMENT
                                      BETWEEN
                        SEI FINANCIAL MANAGEMENT CORPORATION
                                        AND
                          MONTGOMERY ASSET MANAGEMENT, LLC

 Pursuant to Article 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate of up to:


                 Emerging Markets Equity Portfolio                %

                                     SCHEDULE B
                               DATED JANUARY 1, 1997
                 TO THE SUB-ADVISORY AGREEMENT DATED JULY 31, 1997
                                      BETWEEN
                       SEI INVESTMENTS MANAGEMENT CORPORATION
                                        AND
                          MONTGOMERY ASSET MANAGEMENT, LLC

Pursuant to Article 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate of up to:


Emerging Markets Equity Portfolio                 %